UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 12, 2016

City Office REIT, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	001-36409	98-1141883
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1075 West Georgia Street, Suite 2010, Vancouver, British Columbia,	V6E 3C9
(Address of principal executive offices)	(Zip Code)

(604) 806-3366

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This Form 8-K/A amends and supplements the Form 8-K filed by City Office REIT, Inc. (the “Company”) on July 14, 2016 (the “Original Filing”) reporting the acquisition of the properties known as the Research Park Collection, a collection of five Class A office buildings totaling 272,192 square feet of net rentable area and a ten acre land parcel within the Central Florida Research Park, located in Orlando, Florida (“FRP Collection”) to include the historical financial statements and pro forma information required by Item 9.01(a) and (b) of Form 8-K. The Company originally referred to FRP Collection as “Research Park Collection” in its public disclosures, but has chosen to refer to the properties as FRP Collection on a going forward basis. This Form 8-K/A should be read in conjunction with the Original Filing.

Item 9.01	Financial Statements and Exhibits.

(a) Financial Statements of Property Acquired.

The following Statements of Revenues and Certain Expenses for FRP Collection are set forth in Exhibit 99.1, which is incorporated herein by reference.

Report of Independent Auditors.

Statements of Revenues and Certain Expenses for the six months ended June 30, 2016 and the year ended December 31, 2015.

Notes to Statements of Revenues and Certain Expenses for the six months ended June 30, 2016 and the year ended December 31, 2015.

(b) Pro Forma Financial Information.

The following pro forma financial statements for the Company are set forth in Exhibit 99.2, which is incorporated herein by reference.

Unaudited Pro Forma Consolidated Balance Sheet as of June 30, 2016.

Unaudited Pro Forma Consolidated and Combined Statement of Operations for the six months ended June 30, 2016 and the year ended December 31, 2015.

Notes to Unaudited Pro Forma Consolidated and Combined Financial Statements.

(c) Not applicable.

(d) Exhibits:

Exhibit Number	Description

99.1	Statements of Revenues and Certain Expenses for FRP Collection for the six months ended June 30, 2016 and the year ended December 31, 2015.

99.2	Unaudited Pro Forma Financial Information for the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CITY OFFICE REIT, INC.

Date: September 20, 2016	By:	/s/ James Farrar
	Name:	James Farrar
	Title:	Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Statements of Revenues and Certain Expenses for FRP Collection for the six months ended June 30, 2016 and the year ended December 31, 2015.

99.2	Unaudited Pro Forma Financial Information for the Company.